Ex 99.1
PRESS RELEASE

Columbia Equity Trust, Inc. [Logo]	1750 H Street, NW
Suite 500
Washington, D.C. 20006

Tel: (202) 303 - 3080
Columbia Equity Trust, Inc. Announces First Quarter 2006 Results
Washington, D.C., May 15, 2006 – Columbia Equity Trust, Inc. (NYSE:COE), a real estate investment trust (“REIT”) which focuses on the acquisition, development and ownership of commercial office properties predominantly in the Greater Washington, D.C. area, announced today its results of operations for the first quarter ended March 31, 2006.
The financial results presented in this press release reflect the operating results of Columbia’s predecessor (the “Predecessor”) prior to the completion of the Company’s Initial Public Offering (“IPO”) and the operating results of the Company from January 1, 2006 to March 31, 2006.
Management does not believe that the Predecessor’s historical financial results are indicative of the Company’s expected future operating performance, since year-to-year financial comparisons with the predecessor company are not meaningful given the Predecessor’s limited scope of operations.
In addition to the information included in this earnings release, Columbia will also provide supplemental operating and financial data for the first quarter of 2006. This supplemental data will be available under Quarterly Supplementals in the Investor Relations section of the Company’s website (www.ColumbiaREIT.com).
First Quarter Highlights
Results for the quarter ended March 31, 2006 included the following:
•	Quarterly Funds from Operations (“FFO”) totaled $3.8 million or $0.25 per diluted share.

•	Quarterly Adjusted Funds from Operations (“AFFO”) totaled $2.5 million. FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO and AFFO is included at the end of this release.

•	The net loss for the quarter was $1.0 million or $(0.07) per diluted share.

•	Declared a dividend of $0.15 per share for the quarter which was paid on April 28, 2006.

•	Completed the acquisition of 1025 Vermont Avenue for a purchase price of approximately $34.1 million at an expected first-year net operating income-to-purchase price return (cash basis) of approximately 6.7%.

•	Entered into purchase contracts to acquire two properties, 1741 Business Center Drive and 101 Orchard Ridge Drive for a combined purchase price of $38.9 million. In addition, Columbia remained under contract to acquire Georgetown Plaza for a purchase price of $23 million. The closing of the acquisition of these properties is pending the completion of certain lease negotiations and loan assumptions.

•	Executed fifteen leases totaling approximately 108,000 square feet during the quarter at a weighted average rental rate of $30.30 per square foot. Leases covering approximately 71,800 square feet of space expired throughout our portfolio during the quarter of which we renewed approximately 53,100 square feet resulting in a retention rate of 74%.

•	Overall portfolio occupancy for in-service properties at March 31, 2006 was 95% compared to 94% at the end of the fourth quarter of 2005. After giving effect to the Company’s Victory Point investment, which was acquired 100% vacant and is currently in lease-up and redevelopment, portfolio occupancy was 90% at March 31, 2006 and 89% at the end of the fourth quarter of 2005.
Management Comments
Oliver T. Carr, III, Chairman and CEO of Columbia Equity Trust, stated, “During the First Quarter of 2006, we continued to execute on our plan of building our portfolio through targeted acquisitions that are expected to generate attractive earnings growth for the company going forward. Our acquisitions team continues to generate investment opportunities outside of the normal marketing process, which evidences the strength of our relationships in the Washington area. Looking forward, we anticipate an increased focus on development and joint venture investments as a way to augment yields available from wholly owned acquisitions. The investment climate for new acquisitions in the Washington area remains competitive and to date, yields on new acquisitions have not widened to any material extent as interest rates have increased. We are carefully watching this trend as leveraged private buyers, our primary competitors for assets, come under pressure due to reduced investment spreads.
Our portfolio remains strong at 95% occupied as of quarter end and we have been able to take advantage of the rising rent environment when renewing tenants or leasing vacant space. Demand for space remains strong as the region’s job growth continues to be among the highest in the nation. Risk related to new supply is generally concentrated in a few submarkets and our limited near-term lease expirations, coupled with the strong pace of absorption in the market, should limit any impact on our portfolio. I remain confident that our business strategy of investing in a less competitive niche of the office market, combined with the strength of our regional economy should lead to long term value creation for our stockholders.”

Portfolio Overview
At the end of the first quarter 2006, Columbia owned or maintained interests in a portfolio of 18 commercial office properties containing an aggregate of approximately 2.6 million net rentable square feet and one property under development that, upon completion, will comprise approximately 115,000 net rentable square feet.
Overall portfolio occupancy for in-service properties was 95% at March 31, 2006, an increase of 1% over occupancy levels at year-end 2005. After giving effect to the Company’s Victory Point investment, which was acquired 100% vacant and is currently in lease-up, portfolio occupancy was 90% at March 31, 2006 and 89% at December 31, 2005. Based on the Company’s pro rata share of rental revenues for its wholly owned and joint venture properties, no one tenant accounted for more than 7.1% of annualized base rental revenue as of March 31, 2006.
Acquisitions
During the first quarter 2006, Columbia acquired one property for a total purchase price of $34.1 million (before transaction costs), contracted to purchase two additional properties for $38.9 million, and remained under contract to acquire one additional property for $23 million:
•	1025 Vermont Avenue, an approximately 115,000 square foot, Class B office building located in the central business district of Washington, D.C., was acquired for approximately $34.1 million at an expected first-year net operating income-to-purchase price return (cash basis) of approximately 6.7%. The building is currently 97% leased to a roster of regional tenants with in place rents that the Company believes are below market. Lease maturities are staggered with less than 9% of the leases maturing in each of the next five years, on average. Columbia plans to invest approximately $1.3 million to upgrade the base building in an effort to reposition the property in the leasing market. As part of the acquisition, the Company assumed existing financing in the approximate amount of $19 million, at a fixed interest rate of 4.91%, which matures in January 2010. Subsequent to the closing of the acquisition, the existing lender advanced an additional $3.5 million in loan proceeds. Concurrent with the increase in loan proceeds the interest rate was re-set to a fixed rate of 5.11%. The remainder of the purchase price was paid in cash from funds available under the Company’s credit facility.

•	Georgetown Plaza, an approximately 147,000 square foot, Class B office building located in the Georgetown submarket of Washington D.C., is under contract for a purchase price of approximately $23 million. The multi-tenant building is being acquired subject to a ground lease which is being renegotiated to include a new 99 year lease term and other standard market conditions. At present, the building is approximately 65% occupied with in place rents below market. The Company plans to invest targeted renovation capital to upgrade the property which should lead to increased occupancy and rental rates. The vacancy rate in the Georgetown market at March 31, 2006 was approximately 5%. Columbia expects to fund the transaction with proceeds from its revolving line of credit and the assumption of an approximately $16.1 million mortgage loan which bears interest at 5.78% and matures in June 2013. The closing is contingent on the Company’s ability to conclude the renegotiation of the ground lease terms with the existing land owner. These negotiations are nearly complete and closing of the acquisition is expected to occur in June.

•	1741 Business Center Drive, an approximately 41,300 square foot, Class B suburban office building located in Reston, Virginia is under contract for purchase by the Company for approximately $11.5 million. The property is 100% leased to a subsidiary of Chubb Insurance through January of 2015 and also includes excess land that will support approximately 60,000 square feet of additional development. Columbia expects to fund the acquisition and the cost to defease the existing financing with proceeds from new fixed rate financing and proceeds from its credit facility. Closing of the acquisition is anticipated in the next thirty days at an expected first-year net operating income-to-purchase price return (cash basis) in excess of 7.5%. For purposes of this calculation, the defeasance cost is included in the purchase price.

•	101 Orchard Ridge Drive, an approximately 102,400 square foot, Class A suburban office building located in Gaithersburg, Maryland is under contract for a purchase price of approximately $27.44 million. The multi-tenant property is currently 100% leased. The Company expects to fund the transaction with proceeds from its revolving line of credit and the assumption of an approximately $15.5 million mortgage loan which bears interest at 6.06% and matures in May 2014. The closing is contingent on the Seller’s ability to renegotiate several leases with existing building tenants. These negotiations are in process. Closing of the acquisition is anticipated in the next 30-45 days at an expected first-year net operating income-to-purchase price return (cash basis) in excess of 7%.

•	The development of Independence Center II, an approximately 115,000 square foot office building in the Westfields Corporate Office Park in Fairfax, Virginia continued during the first quarter 2006. The total cost of the development is expected to be approximately $24.5 million. The unleveraged stabilized yield (cash basis) of the Independence Center II development is expected to be approximately 8.7% with completion scheduled for late 2006. Columbia Equity Trust maintains an 8.1% interest in the joint venture which owns the development. An affiliate of JP Morgan Investment Management is the primary investor in the venture.

Financial Structure
At March 31, 2006, Columbia’s debt-to-total market capitalization ratio was approximately 38%, based on the Company’s closing stock price of $17.58. Earnings before interest expense, taxes (if any), depreciation and amortization, including the Company’s pro rata share of joint venture earnings before interest expense, taxes (if any), depreciation and amortization, covered interest charges by a measure of approximately 2.8 times compared to 3.6 times for the prior period ended December 31, 2005.
Total debt outstanding, including the Company’s pro rata share of joint venture debt, was $162.1 million at March 31, 2006. Of that amount, $150.3 million (93% of total debt) was fixed rate with a weighted average interest rate of 5.31% and a weighted average maturity of 5.8 years. The remaining $11.8 million was floating-rate debt, of which $10.3 million represented borrowings on the Company’s credit facility.
Forward Guidance
As announced on the Company’s Fourth Quarter earnings call in March 2006, the Company does not currently intend to provide quarterly guidance or update its 2006 guidance during subsequent quarters.
Funds from Operations, Adjusted Funds from Operations and Net Operating Income
Funds from operations is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure. As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back (deducted) from net income (loss) as part of reconciling net income (loss) to FFO. We present FFO because we believe it facilitates an understanding of the operating performance of our Company without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition or that interpret the NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our operating performance, nor is it indicative of funds available for our cash needs, including cash distributions to stockholders.

A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule to this press release. Certain prior quarter amounts have been reclassified to conform to the current quarter’s presentation.
Adjusted funds from operations is a non-GAAP financial measure. We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non real estate depreciation; (ii) amortization of deferred financing costs; (iii) non cash compensation; (iv) loss from early extinguishment of debt; (v) straight line rents; (vi) fair value of lease revenue amortization; (vii) expenditures for second generation tenant improvements and leasing commissions; and (viii) non-revenue enhancing and recurring capital expenditures. Other equity REITs may not calculate AFFO or may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to AFFO as reported by other equity REITs.
Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.
Net operating income is defined as revenues (excluding interest income) of the property, minus property expenses such as real estate taxes, depreciation and amortization, repairs and maintenance, property management, utilities, insurance and other expenses.
Investor Conference Call and Webcast
Columbia Equity Trust, Inc. will hold a conference call on Monday, May 15, 2006, at 2:00 P.M. Eastern Time. Shareholders and interested parties may access the call by dialing 800-299-9086 (access code 61032676). A hyperlink to the live webcast of this call will be available in the Investor Relations section of the Company’s website at www.columbiareit.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual Investors can listen to the call at www.earnings.com. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.
A replay will be available after the call from 4:00 P.M. Eastern Time on May 15, 2006 through May 22, 2006 by dialing 888-286-8010 (access code 55799275). During this period, an on-demand webcast replay will also be available from a hyperlink in the Investor Relations section of the Company’s website.
About Columbia Equity Trust, Inc.
Columbia Equity Trust is a self-advised, self-managed Maryland corporation focused on the acquisition, development, renovation, repositioning, ownership, management and operation of commercial office properties located predominantly in the Greater Washington, D.C. area. For additional information please visit our web site at http://www.columbiareit.com.

Forward-Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, in particular, statements about the Company’s beliefs, expectations, plans and strategies that are not historical facts, and earnings per share, funds from operations, development activities, real estate depreciation and amortization for consolidated and unconsolidated entities, minority interests in the Company’s operating partnership, statements concerning completion of the acquisition of properties under contract and stockholder value. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of its business plan; availability of additional financing; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the office industry in particular. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in the Company’s prospectus filed with the SEC in connection with its IPO. The forward-looking statements contained herein represent the Company’s judgment as of the date hereof and we caution readers not to place undue reliance on such statements. The Company does not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
The information provided in this press release is unaudited and there can be no assurance that the information will not vary from the financial information filed with the Securities Exchange Commission for the quarter ended March 31, 2006.
Contact
Columbia Equity Trust, Inc.
John Schissel
Chief Financial Officer
202-303-3080
Financial Tables Attached

Columbia Equity Trust, Inc.
and Columbia Equity Trust, Inc. Predecessor
Consolidated and Combined Statement of Operations
For the Three Months Ended March 31

		Combined
	Consolidated	Columbia
	Columbia Equity	Predecessor for the
	Trust, Inc. for the	Three Months
	Three Months Ended	Ended
	March 31, 2006	March 31, 2005
	(Unaudited)	(Unaudited)
Revenues
Base rents	$6,193,981	$—
Recoveries from tenants	309,297	—
Fee income, primarily from related parties	404,348	622,359
Parking and other income	136,209	—

Total revenues	7,043,835	622,359

Operating expenses
Property operating	1,141,194	—
Utilities	532,184	—
Real estate taxes and insurance	656,837	—
General and administrative	829,623	378,974
Share-based compensation cost	234,750	—
Depreciation and amortization	3,458,389	3,003

Total operating expenses	6,852,977	381,977

Operating income	190,858	240,382

Other income and expense
Interest income	43,335	5,332
Interest expense	(1,151,974)	(2,250)

(Loss) income before income taxes, equity in net (loss) income of unconsolidated real estate entities and minority interest	(917,781)	243,464

Equity in net (loss) income of unconsolidated real estate entities	(135,970)	102,917
Minority interest	75,501	—

(Loss) income before income taxes	(978,250)	346,381

Provision for income taxes	33,500	34,061

Net (loss) income	$(1,011,750)	$312,320

Net loss per common share — Basic and diluted	$(0.07)

Weighted average shares of common stock outstanding — Basic and diluted	13,863,334

Columbia Equity Trust, Inc.
and Columbia Equity Trust, Inc. Predecessor
Consolidated and Combined Balance Sheets

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Rental property
Land	$25,040,819	$19,300,819
Buildings	140,658,743	120,509,954
Tenant improvements	29,507,785	24,377,997
Furniture, fixtures and equipment	1,062,094	1,088,989

	196,269,441	165,277,759
Accumulated depreciation	(4,893,370)	(2,805,222)

Total rental property, net	191,376,071	162,472,537

Cash and cash equivalents	9,746,733	8,149,634
Restricted deposits	346,581	256,356
Accounts and other receivables, net of reserves for doubtful accounts of $61,124 and $39,401, respectively	1,555,714	1,039,510
Investments in unconsolidated real estate entities	41,339,516	42,308,003
Accrued straight-line rents	1,022,870	524,258
Deferred leasing costs, net	737,290	490,609
Deferred financing costs, net	973,350	955,129
Intangible assets
Above market leases, net	3,646,185	3,610,453
In-place leases, net	18,853,572	15,813,098
Tenant relationships, net	7,193,342	6,387,594
Prepaid expenses and other assets	954,460	1,323,308

Total assets	$277,745,684	$243,330,489

Liabilities and Stockholders’ Equity
Liabilities
Revolving loan payable	$10,250,000	$22,000,000
Mortgage notes payable	74,122,093	27,358,998
Accounts payable and accrued expenses	3,137,545	2,252,575
Dividends payable	2,079,500	1,940,867
Security deposits	1,242,117	945,158
Rent received in advance	1,008,251	758,265
Deferred credits — Below market leases, net	2,468,522	1,593,812
Other liabilities	92,839	—

Total liabilities	94,400,867	56,849,675

Commitments and contingencies

Minority interest	14,160,891	14,205,638

Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized in 2006 and 2005, no shares issued or outstanding in either period	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized and 13,863,334 shares issued and outstanding in 2006 and 2005	13,863	13,863
Additional paid-in capital	178,366,298	178,366,298
Cumulative dividends in excess of net income	(9,196,235)	(6,104,985)

Total stockholders’ equity	169,183,926	172,275,176

Total liabilities and stockholders’ equity	$277,745,684	$243,330,489

Funds From Operations and Adjusted Funds From Operations

For the
Three Months
Ended
3/31/2006
Funds From Operations

Net income available to common shareholders	$(1,011,750)

Adjust for: Real estate depreciation and amortization — consolidated entities	3,453,202
Real estate depreciation and amortization — unconsolidated entities	1,423,675
Minority interests in operating partnership	(75,501)

Funds From Operations (FFO)	3,789,626

Adjusted Funds From Operations

Funds From Operations (FFO)	$3,789,626

Adjust for: Non real estate depreciation	5,187
Amortization of deferred financing costs	107,174
Amortization of above/below market leases	(16,217)
Non cash compensation	191,250
Straight-line rental income	(645,592)
Non-revenue enhancing/ recurring capital expenditures	(189,168)
Second generation tenant improvements	(814,720)

Adjusted Funds From Operations (AFFO)	2,427,540

Distribution Metrics

Dividends paid to common shareholders	$2,079,500
Dividends paid to operating partnership unit holders	203,996

Total dividends paid	2,283,496

Payout Ratios
Dividends Paid to Share and Unit Holders / Funds from Operations (diluted)	60.3%
Dividends Paid to Share and Unit Holders / Adjusted Funds From Operations (diluted)	94.1%
Certain prior quarters’ amounts have been reclassified to conform the current quarter’s presentation

Reconciliation of Earnings Per Share and Funds From Operations Per Share

Three months
ended
3/31/2006

Earnings Per Share (EPS)

Net Income for Common Shareholders	$(1,011,750)
plus: distributions paid on vested LTIPS (if dilutive)	0

Net Income for Basic EPS	(1,011,750)

plus: dividends paid on nonvested LTIPs (if dilutive)	0

Net Income for Diluted EPS	(1,011,750)

Earnings Per Share (EPS)
Basic	(0.07)
Diluted	(0.07)

Funds From Operations Per Share (FFO)

Funds from Operations	$3,789,626
adjust: minority interests in operating partnership	(271,527)
plus: distributions paid on vested LTIPs	5,250

Funds from Operations for Basic FFO	3,523,349

adjust: minority interests in operating partnership	271,527
plus: distributions paid on nonvested LTIPs	38,250

Funds from Operations for Diluted FFO	3,833,126

Funds from Operations per Share
Basic	0.25
Diluted	0.25

Weighted Average Shares Outstanding — EPS

Weighted Average Shares for Earnings Per Share

Common Shares — weighted average	13,863,334
plus: vested LTIP Units (if dilutive)	0

Weighted Average Shares — Basic EPS	13,863,334

plus: non vested LTIP units (if dilutive)	0

Weighted Average Shares — Diluted EPS	13,863,334

Weighted Average Shares Outstanding — FFO

Weighted Average Shares for Funds From Operations

Common Shares — weighted average	13,863,334
plus: vested LTIP Units (if dilutive)	35,000

Weighted Average Shares — Basic FFO	13,898,334

plus: Operating Partnership Units — weighted average	1,069,973
plus: non vested LTIP units (if dilutive)	255,000

Weighted Average Shares — Diluted FFO	15,223,307

Certain prior quarters’ amounts have been reclassified to conform the current quarter’s presentation